Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Jane Nelson
Secretary of State

Office of the Secretary of State

February 05, 2026

Attn: FILINGS TEAM

Filings Team
5900 Balcones Drive STE 100
Austin, TX 78731 USA

RE: American Fusion, Inc.
File Number: 806428832

It has been our pleasure to approve and place on record the filing instrument effecting a conversion. The appropriate evidence is attached for your files. Payment of the filing fee is acknowledged by this letter.

If we can be of further service at any time, please let us know.

Sincerely,

Corporations Section
Business & Public Filings Division
(512) 463-5555

Enclosure

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Jane Nelson
Secretary of State

Office of the Secretary of State

CERTIFICATE OF CONVERSION

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument for

Renewal Fuels, Inc.
File Number: [Entity not of Record, Filing Number Not Available]

Converting it to

American Fusion, Inc.
File Number: 806428832

has been received in this office and has been found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the conversion on the date shown below.

Dated: 01/30/2026

Effective: 01/30/2026

Jane Nelson
Secretary of State

Form 647 **(Revised 12/23)** Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512-463-5555 FAX: 512-463-5709 **Filing Fee: See instructions**	**Certificate of Conversion of a Foreign Entity Converting to a Texas Filing Entity**	This space reserved for office use.

Converting Entity Information

The name of the converting entity is: Renewal Fuels, Inc.

The jurisdiction of formation of the converting entity is: Delaware

The converting entity is a: (Select the appropriate entity type from the list shown below.)

- ☑ For-Profit Corporation
- ☐ Nonprofit Corporation
- ☐ Professional Corporation
- ☐ Professional Association
- ☐ Other: ____________ *Specify type of entity.*
- ☐ Limited Liability Company
- ☐ Professional Limited Liability Company
- ☐ Limited Partnership
- ☐ Cooperative Association
- ☐ General Partnership

The date of formation of the converting entity is: 07/20/2007

The file number, if any, issued to the converting entity is: ____________

Converted Entity Information

The foreign entity named above is converting to a filing entity formed under the Texas Business Organizations Code. The name of the converted entity is: American Fusion, Inc

(Name of entity after the conversion must include an organizational identifier for the entity type selected below.)

The converted entity will be formed under the laws of Texas.

The converted entity is a: (Select the appropriate entity type from the list shown below.)

- ☑ For-Profit Corporation
- ☐ Nonprofit Corporation
- ☐ Professional Corporation
- ☐ Professional Association
- ☐ Limited Liability Company
- ☐ Professional Limited Liability Company
- ☐ Limited Partnership
- ☐ Cooperative Association

Plan of Conversion *or* Alternative Statements

☑ The plan of conversion is attached.

If the plan of conversion is not attached, the following statements must be completed.

☐ In lieu of attaching the plan of conversion, the converting entity certifies to the following statements by providing an address in Items 1 and 2.

1. A signed plan of conversion is on file at the principal place of business of the converting entity. The address of the principal place of business of the converting entity is:

Street or Mailing Address	*City*	*State*	*Country*	*Zip Code*

2. A signed plan of conversion will be on file after the conversion at the principal place of business of the converted entity. The address of the principal place of business of the converted entity is:

Street or Mailing Address	*City*	*State*	*Country*	*Zip Code*

A copy of the plan of conversion will be furnished on written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting entity or converted entity.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

American Fusion Inc., formerly known as Renewal Fuels, Inc. (OTC: RNWF) (the "Company," "we," "us," or "our"), is an advanced energy company focused on the development and commercialization of aneutronic fusion power systems. Following the completion of our transformative merger with Kepler Fusion Technologies Inc. ("Kepler") in December 2025, the Company has repositioned itself as an emerging leader in compact, commercially-engineered fusion energy systems designed for near-term deployment.

Certificate of Formation for the Converted Entity

☑ The certificate of formation for the converted Texas filing entity is attached to this certificate of conversion as an attachment or exhibit to either (i) the plan of conversion or (ii) this certificate if the plan has not been attached to the certificate of conversion. The certificate of formation includes a statement that the converted entity is formed under a plan of conversion and the name, address, date of formation, prior form of organization, and jurisdiction of formation of the converting entity.

Approval of the Plan of Conversion

The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the governing documents of the converting entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☑ This document becomes effective when the document is accepted and filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ______

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: ______

The following event or fact will cause the document to take effect in the manner described below:

Tax Certification

☐ Attached hereto is a certificate from the Texas Comptroller of Public Accounts that certifies the converting entity is in good standing for purposes of conversion.

OR

☑ In lieu of providing the tax certificate, the converted entity is liable for the payment of any required franchise taxes.

Execution

The undersigned signs the document subject to the penalties imposed by law for submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Texas Business Organizations Code, or other law applicable to and governing the converting entity, to execute the filing instrument.

Date: 01/30/2026

By: Renewal Fuels, Inc.
Name of converting entity (see instructions)

Robin Jones
Signature and title of authorized person (see instructions)

Authorized Representative - Robin Jones on behalf of Registered Agents Inc.
Printed or typed name of authorized person

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PLAN OF CONVERSIOION
OF
AMERICAN FUSION, INC.
f/k/a Renewal Fuels, Inc.

This Plan of Conversion (this "Plan") is adopted by American Fusion, Inc., a Delaware corporation formerly known as Renewal Fuels, Inc. (the "Corporation"), pursuant to Section 265 of the Delaware General Corporation Law ("DGCL") and Subchapter B of Chapter 10 of the Texas Business Organizations Code ("TBOC"), for the purpose of converting the Corporation into a Texas corporation.

1. Conversion

Subject to the terms and conditions of this Plan, the Corporation shall convert into a corporation organized under the laws of the State of Texas (the "Texas Corporation") pursuant to DGCL §265 and TBOC §10.101 et seq.

2. Name of the Corporation

The name of the Corporation upon conversion shall be: **American Fusion, Inc.**

As part of a business combination effected in January 2026, the Corporation completed a merger with Kepler Fusion Inc., a Texas entity, whereby Kepler Fusion Inc. became a wholly owned subsidiary of the Corporation. As a result of that combination, Kepler Fusion Inc. previously reserved the name "American Fusion, Inc." in the State of Texas on December 4, 2025, under Reservation No. 1539111260003. That reservation is being released or assigned to the Corporation in support of this conversion.

3. Jurisdictions Involved

- The Corporation is currently incorporated in the State of Delaware.
- Upon effectiveness of this Plan, the Corporation shall be converted into a Texas corporation and shall cease to be governed by the laws of the State of Delaware.

4. Organizational Documents

As part of this conversion:

- The Certificate of Formation of American Fusion, Inc., in the form attached hereto as Exhibit A, shall become the governing charter of the Corporation following the conversion.
- The Bylaws of the Corporation, as amended and restated from time to time, shall continue to govern the internal affairs of the Corporation following the conversion until duly amended or repealed in accordance with Texas law.

5. Effectiveness of Conversion

This conversion shall become effective upon the later of:

- The filing of a Certificate of Conversion and the Texas Certificate of Formation with the Delaware Secretary of State, and
- The filing of a Certificate of Conversion and the Certificate of Formation with the Texas Secretary of State (or at such later time as may be specified in such filings).

6. Effect of Conversion

Upon effectiveness of this conversion:

- The Corporation shall be deemed to be a Texas corporation for all purposes.
- The Corporation shall continue to possess all rights, privileges, powers, franchises, and authority of a corporation organized under the laws of Texas.
- All property, rights, and obligations of the Corporation shall remain unaffected by the change in domicile.
- The conversion shall not be deemed to affect any obligations or liabilities of the Corporation incurred prior to the conversion becoming effective.
- All shares of stock of the Corporation issued and outstanding immediately prior to the conversion shall continue to represent issued and outstanding shares of the Texas Corporation, without any further action required by the stockholders.

7. Approval and Adoption

This Plan has been approved by the sole Director and the sole voting shareholder of the Corporation in accordance with Section 265 of the DGCL and the Certificate of Designations of the Special 2020 Series A Preferred Share, which grants such holder voting control of the Corporation.

8. Further Assurances

The officers and agents of the Corporation are authorized and directed to take any and all actions necessary or desirable to carry out the intent and purposes of this Plan, including the execution and filing of all required documents with the appropriate governmental authorities of Delaware and Texas.

IN WITNESS WHEREOF, this Plan of Conversion has been adopted and approved as of the 29th day of January, 2026.

AMERICAN FUSION, INC.

By: ______________________
Name: Richard Hawkins
Title: Chief Executive Officer and Chairman

LETTER OF AUTHORIZATION / DECLARATION OF NAME RESERVATION USE REGARDING RESERVATION NO. 1539111260003 – "AMERICAN FUSION INC."

To the Secretary of State of Texas:

I, the undersigned, hereby certify and declare as follows:

1. I am the authorized representative of Kepler Fusion Inc., a Texas corporation located at 401 N. Carroll Ave., #192, Southlake, Texas 76092.
2. On December 4, 2025, Kepler Fusion Inc. reserved the entity name "American Fusion Inc." in the State of Texas under Reservation Number 1539111260003.
3. In January 2026, Kepler Fusion Inc. became a wholly owned subsidiary of American Fusion Inc., a Delaware corporation (formerly known as Renewal Fuels, Inc.), pursuant to a business combination.
4. As the reserving party, and in light of this corporate relationship, I hereby confirm that Kepler Fusion Inc. consents to the use of the reserved name "American Fusion Inc." by its parent entity in connection with the parent's conversion and domestication into the State of Texas.
5. This authorization is provided for submission with the Certificate of Conversion and Certificate of Formation to permit the use of the reserved name by American Fusion, Inc.

Executed this 29th day of January, 2026.

Sincerely,

Signed by:

Brent Nelson

8247421A590741B...

Brent Nelson
CEO
Kepler Fusion Inc.
401 N. Carroll Ave., #192
Southlake, TX 76092

Form 201 **(Revised 12/21)** Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 **Filing Fee: $300**	**Certificate of Formation** **For-Profit Corporation**	This space reserved for office use.

Article 1 – Entity Name and Type

The filing entity being formed is a for-profit corporation. The name of the entity is:

American Fusion, Inc

The name must contain the word "corporation," "company," "incorporated," "limited" or an abbreviation of one of these terms.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☑ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

Registered Agents Inc.

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	*M.I.*	*Last Name*	*Suffix*

C. The business address of the registered agent and the registered office address is:

Street Address	*City*	*State*	*Zip Code*
5900 Balcones Drive STE 100	Austin	TX	78731

Article 3 – Directors

(A minimum of 1 director is required.)

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Director 1

First Name	*M.I.*	*Last Name*		*Suffix*
Richard		Hawkins		

Street or Mailing Address	*City*	*State*	*Zip Code*	*Country*
5900 Balcones Drive STE 100	Austin	TX	78731	USA

Director 2					
First Name	*M.I.*	*Last Name*			*Suffix*
Street or Mailing Address	*City*		*State*	*Zip Code*	*Country*

Director 3					
First Name	*M.I.*	*Last Name*			*Suffix*
Street or Mailing Address	*City*		*State*	*Zip Code*	*Country*

Article 4 – Authorized Shares

(Provide the number of shares in the space below, then select option A or option B, do not select both.)

The total number of shares the corporation is authorized to issue is: 3,000,000,000

☑ A. The par value of each of the authorized shares is: 0.001

OR

☐ B. The shares shall have no par value.

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form.

Article 5 – Purpose

The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.

Initial Mailing Address

(Provide the mailing address to which state franchise tax correspondence should be sent.)

5900 Balcones Drive	Austin	TX	78731	USA
Mailing Address	*City*	*State*	*Zip Code*	*Country*

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

This entity is being formed pursuant to a plan of conversion.
Prior name: Renewal Fuels, Inc.
New name: American Fusion, Inc
Address: 5900 Balcones Drive STE 100 Austin, TX 78731
Entity Type: A Domestic DE Corporation changing to a Domestic TX Corporation
Original Jurisdiction: DE
Date of Formation in DE: 07/20/2007

Organizer

The name and address of the organizer:

Registered Agents Inc.
Name

5900 Balcones Drive STE 100	Austin	TX	78731
Street or Mailing Address	*City*	*State*	*Zip Code*

Effectiveness of Filing (Select either A, B, or C.)

A. ☑ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ____________________

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ____________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned also affirms that, to the best knowledge of the undersigned, the name provided as the name of the filing entity does not falsely imply an affiliation with a governmental entity. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: 01/30/2026

Robin Jones
Signature of organizer

Authorized Representative - Robin Jones on behalf of Registered Agents Inc.
Printed or typed name of organizer

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